EXHIBIT 99.1

PRESS RELEASE
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RECKSON ASSOCIATES REALTY CORP.
225 BROADHOLLOW ROAD
MELVILLE, NEW YORK 11747
(631) 694-6900 (PHONE)
(631) 622-6790 (FACSIMILE)
CONTACT:  SCOTT RECHLER, CO-CEO
          MICHAEL MATURO, CFO

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FOR IMMEDIATE RELEASE
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                   RECKSON ASSOCIATES ANNOUNCES REFINANCING OF
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                       UNSECURED REVOLVING CREDIT FACILITY
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(MELVILLE, NEW YORK, JANUARY 27, 2003) - RECKSON ASSOCIATES REALTY CORP. (NYSE:
RA) announced today that its operating partnership, Reckson Operating Partnership, L.P., has refinanced its unsecured revolving credit facility, scheduled to mature in September of 2003, with a group of 14 banks. J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. acted as co-lead arrangers and joint bookrunners.

The $500 million credit facility has a three-year term with an option for a one-year extension. The credit facility is expandable at the option of the Company, upon receiving additional lender commitments, to $750 million throughout the term. The credit facility bears interest at a rate equal to LIBOR plus a spread of 90 basis points, representing a reduction to the pricing spread of 15 basis points from the previous facility.

The bank participants in the facility include JPMorgan Chase Bank as administrative agent; Wells Fargo Bank as syndication agent; Citicorp North America, Inc. and Wachovia Bank as co-documentation agents; Commerzbank AG as managing agent; The Bank of New York, ING Capital LLC, KeyBank and PNC Bank as co-agents; and Bayerische Landesbank, Chevy Chase Bank, F.S.B., Dresdner Bank AG, Erste Bank and UBS AG as participants.

"The refinancing of our credit facility provides Reckson with continued financial flexibility and demonstrates the financial community's continued support and confidence in the performance of our company," said Reckson's Chief Financial Officer, Michael Maturo.

Reckson Associates Realty Corp. is a self-administered and self-managed real estate investment trust (REIT) specializing in the acquisition, leasing, financing, management, and development of office and industrial properties.

Reckson's core growth strategy is focused on the markets surrounding and including New York City. The Company is one of the largest publicly traded owners, managers and developers of Class A office and industrial properties in the New York Tri-State area, with 178 properties comprised of approximately 20.4 million square feet either owned or controlled. For additional information on Reckson Associates Realty Corp., please visit the Company's web site at www.reckson.com.
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Certain matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of results and no assurance can be given that the expected results will be delivered. Such forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those expected. Among those risks, trends and uncertainties are the general economic climate, including the conditions affecting industries in which our principal tenants compete; credit of our tenants; changes in the supply of and demand for office and industrial properties in the New York Tri-State area; changes in interest rate levels; downturns in rental rate levels in our markets and our ability to lease or re-lease space in a timely manner at current or anticipated rental rate levels; the availability of financing to us or our tenants; changes in operating costs, including utility and insurance costs; repayment of debt owed to the Company by third parties (including FrontLine Capital Group); risks associated with joint ventures; and other risks associated with the development and acquisition of properties, including risks that development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors that could impact Reckson, reference is made to Reckson's filings with the Securities and Exchange Commission. Reckson undertakes no responsibility to update or supplement information contained in this press release.

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